As filed with the Securities and Exchange Commission on June 3, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Ares Commercial Real Estate Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	45-3148087
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
245 Park Avenue, 42nd Floor
New York, NY 10167
Telephone: (212) 750-7300
(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan
(Full Title of the Plan)
Anton Feingold
245 Park Avenue, 42nd Floor
New York, NY 10167
Telephone: (212) 750-7300
(Name, address including zip code, telephone number, including area code, of agent for service)
copies to:
Monica J. Shilling
Kirkland & Ellis LLP
2029 Century Park East, Suite 3700
Los Angeles, CA 90067
(310) 552-4200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
On May 25, 2022, the stockholders of Ares Commercial Real Estate Corporation (the “Registrant”) approved the First Amendment to the Registrant’s Amended and Restated 2012 Equity Incentive Plan (the “Plan”), which became effective as of that same date. This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 1,100,000 shares of common stock, $0.01 par value per share, of the Registrant. In accordance with General Instruction E to Form S-8, the registration statements on Form S-8 relating to the Plan and previously filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2012 (File No. 333-181077) and June 26, 2018 (File No. 333-225891), are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description
4.1**
Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-35517), filed on March 1, 2016)

4.2**	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-8 (File No. 333-181077), filed on May 1, 2012)
4.3**	Ares Commercial Real Estate Corporation Amended and Restated 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-225891), filed on June 26, 2018)
4.4**
First Amendment to Ares Commercial Real Estate Corporation Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit A to the Ares Commercial Real Estate Corporation definitive proxy statement on Schedule 14A for its 2022 Annual Meeting of Stockholders filed on April 7, 2022)

5.1*	Opinion of Venable LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Venable LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page hereto)
107*	Filing Fee Table

* Filed herewith.
** Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 3, 2022.

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Bryan Donohoe
Name:	Bryan Donohoe
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Ares Commercial Real Estate Corporation whose signature appears below constitutes and appoints Bryan Donohoe, Tae-Sik Yoon and Anton Feingold, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

By:	/s/ Bryan Donohoe	Chief Executive Officer (Principal Executive Officer)	June 3, 2022
Bryan Donohoe

By:	/s/ Tae-Sik Yoon	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 3, 2022
Tae-Sik Yoon

By:	/s/ William S. Benjamin	Chairman, Director	June 3, 2022
William S. Benjamin

By:	/s/ Rand S. April	Director	June 3, 2022
Rand S. April

By:	/s/ Michael J Arougheti	Director	June 3, 2022
Michael J Arougheti

By:	/s/ Caroline E. Blakely	Director	June 3, 2022
Caroline E. Blakely

By:	/s/ William L. Browning	Director	June 3, 2022
William L. Browning

By:	/s/ Edmond N. Moriarty, III	Director	June 3, 2022
Edmond N. Moriarty, III

By:	/s/ Rebecca J. Parekh	Director	June 3, 2022
Rebecca J. Parekh

By:	/s/ James E. Skinner	Director	June 3, 2022
James E. Skinner